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                                                                Exhibit 99.2

                         CONSENT TO BEING NAMED A DIRECTOR

        I, Robert Nichols, hereby consent to my being named as a person chosen to become a director of California Federal Preferred Capital Corporation, a Maryland corporation (the "Corporation"), in Amendment No. 2 to the Registration Statement on Form S-11 of the Corporation (File No. 333-16609) (the "Registration Statement"), as filed with the Securities and Exchange Commission on January 15, 1997, and in all subsequent amendments to the Registration Statement.


                                                  /s/ Robert Nichols
                                                  ------------------
                                                      Robert Nichols